Exhibit 99.1

Juno Therapeutics Reports Fourth Quarter and 2014 Financial Results

Conference call to be held on Wednesday, March 18, 2015 at 5:00 p.m. Eastern Time

•	Positive momentum and progress on clinical trials continues

•	Strong year-end cash position of $474.1 million

•	2015 cash burn guidance of $125 million to $150 million, excluding cash inflows or outflows from business development activities and ongoing litigation

SEATTLE, March 18, 2015 (GLOBE NEWSWIRE) – Juno Therapeutics, Inc. (NASDAQ: JUNO), a biopharmaceutical company focused on re-engaging the body’s immune system to revolutionize the treatment of cancer, today reported business highlights and financial results for the fourth quarter and year ended December 31, 2014.

“During the past year, we have made significant progress in building a world class science and clinical organization. We have leveraged our CAR and TCR technology platform to continue to develop cellular therapeutics with the potential to meaningfully improve the lives of patients with cancer,” said Hans Bishop, Juno’s Chief Executive Officer. “Our successful rounds of private financing, together with our IPO, have provided us with the financial resources that we need to continue advancing our product candidates. Within the next 12 months, we expect to have 10 product candidates in clinical development directed at six different cancer-associated antigens.”

2014 and Recent Corporate Highlights

Clinical Developments for Juno’s CAR and TCR Product Candidates

•	CD19-Directed Product Candidates

•	At the 56th annual American Society of Hematology (ASH) meeting:

•	JCAR015 data presentation demonstrated an 89% complete remission (CR) rate in 27 evaluable relapsed/refractory (r/r) adult acute lymphoblastic leukemia (ALL) patients

•	JCAR017 data presentation demonstrated an 85% CR rate in 13 r/r evaluable pediatric ALL patients

•	JCAR014 data presentations demonstrated a 100% CR rate in 11 evaluable r/r adult ALL patients and a 60% overall response rate in 10 evaluable r/r non-Hodgkin’s lymphoma patients

•	JCAR015 received Breakthrough Designation for the treatment of r/r ALL.

•	WT-1-Directed Product Candidate

•	At the ASH meeting, data presented for JTCR016, a TCR product candidate directed against cancers expressing WT-1, from an ongoing trial in 15 patients with high-risk acute myeloid leukemia, in which the candidate was generally well tolerated, demonstrated the potential for long-term cell persistence, and provided early signals of clinical efficacy.

•	CD22-Directed Product Candidate

•	First patient enrolled in a Phase I trial for JCAR018, a fully human CAR product candidate directed against cancers expressing CD22. This trial is open to enrolling patients with either CD19+ or CD19- r/r ALL or r/r NHL.

•	L1CAM-Directed Product Candidate

•	First patient enrolled in a Phase I trial for JCAR023, a CAR product candidate directed against cancers expressing L1CAM. This trial is open to enrolling patients with recurrent or refractory pediatric neuroblastoma.

2014 and Recent Corporate Progress

•	Expanded employee base to 123 as of March 16, 2015, with a focus on hiring in select areas of expertise

•	Commissioned a facility in Bothell, Washington to support Juno’s clinical and commercial manufacturing activities

•	Established a relationship with a contract manufacturing organization to manufacture Juno’s product candidates, including for the initial patients in a planned Phase II trial for JCAR015 in r/r ALL

•	Obtained a license in December 2014 from Opus Bio to technology related to JCAR018, which was developed by the National Cancer Institute

•	Expanded Juno’s portfolio of global patent assets from 87 assets at the beginning of 2014 to 188 assets as of March 16, 2015, inclusive of patents and patent applications

•	Assembled a board of directors composed of respected scientific and business leaders with diverse backgrounds, skill sets, and proven track records in building successful companies.

Fourth Quarter and 2014 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2014 were $474.1 million compared to $36.0 million as of December 31, 2013. The increase was primarily due to net proceeds from convertible preferred stock issuances of $245.9 million and net proceeds from Juno’s initial public offering of $281.4 million, offset by a cash burn of $89.2 million.

•	Cash Burn: Cash burn of $89.2 million in 2014 consisted primarily of cash used in operations of $82.5 million, investment in the preferred stock of a strategic supplier of $3.5 million, and purchases of property and equipment of $2.9 million.

•	R&D Expenses: Research and development expenses, inclusive of non-cash expenses, computed in accordance with GAAP, were $182.1 million for the fourth quarter of 2014 and $204.5 million for the year ended December 31, 2014. Included in R&D costs are expenses related to the change in estimated value and accrual period for Juno’s potential success payments to the Fred Hutchinson Cancer Research Center (FHCRC) and Memorial Sloan Kettering Cancer Center (MSK), upfront cash and stock payments to acquire technology related to JCAR018, and costs to expand Juno’s overall research and development capabilities and advance programs at Juno’s founding institutions.

•	G&A Expenses: General and administrative expenses, inclusive of non-cash expenses, computed in accordance with GAAP, were $6.1 million for the fourth quarter of 2014 and $19.5 million for the year ended December 31, 2014, consisting of personnel costs, including non-cash stock-based compensation expense, and patent and corporate legal fees.

•	Litigation Expense: Litigation expenses were $3.7 million for the fourth quarter of 2014 and $8.7 million for the year ended December 31, 2014. Litigation expense was comprised of costs Juno incurred with respect to Trustees of the University of Pennsylvania v. St. Jude Children’s Research Hospital, Civil Action No. 2:13-cv-01502-SD (E.D. Penn.), as well as expenses Juno is required to reimburse to St. Jude Children’s Research Hospital with respect to such litigation.

•	GAAP Net Loss: Net loss attributable to common stockholders for the fourth quarter of 2014 was $191.9 million, or $13.68 per share. Net loss attributable to common stockholders for the year ended December 31, 2014 was $310.9 million, or $36.82 per share.

•	Non-GAAP Net Loss: Non-GAAP net loss attributable to common stockholders for the fourth quarter of 2014 was $22.7 million, or $1.61 per share. Non-GAAP net loss attributable to common stockholders for the year ended December 31, 2014 was $61.2 million, or $7.24 per share. Non-GAAP net loss for 2014 excludes the following:

•	Success payment expense of $83.4 million for the fourth quarter of 2014 and $84.9 million for the year ended December 31, 2014, associated with the estimated change in value and accrual period for potential success payment liabilities to FHCRC and MSK;

•	Expense of $84.1 million from the payment of an upfront fee to acquire technology related to JCAR018, including a payment of $20.0 million in cash and the issuance of 1.6 million shares of common stock, which stock was valued for accounting purposes at $64.1 million on the date the stock was issued following closing of the transaction;

•	A non-cash charge of $67.5 million for the year ended December 31, 2014 related to deemed dividends upon issuance of convertible preferred stock;

•	Non-cash convertible preferred stock option expense of $10.7 million for the year ended December 31, 2014 consisting of changes in the fair value of Juno’s Series A and Series A-2 convertible preferred stock options; and

•	Non-cash stock-based compensation expense of $1.6 million for the fourth quarter of 2014 and $2.5 million for the year ended December 31, 2014, related to a 2013 restricted stock award to a co-founding director that became a consultant upon his departure from Juno’s board of directors in 2014.

A reconciliation of GAAP net loss to non-GAAP net loss is presented below under “Non-GAAP Financial Measures.”

2015 Financial Guidance

Juno expects to burn between $125 million and $150 million in cash in 2015, excluding cash inflows or outflows from business development activities and ongoing litigation.

“Juno enters 2015 financially strong and prepared to support the initiation of clinical trials for multiple product candidates targeting an array of antigens, our planned Phase II trial of JCAR015, and other milestones,” said Steven M. Harr, M.D., Chief Financial Officer of Juno. “Our financial guidance for 2015 provides evidence of our commitment to patients and to investors to deliver on our business strategy, to spend prudently, and to invest in the innovation and development of therapies that re-engage the immune system to fight cancer.”

Conference Call Information

The company will host a conference call today to review Juno’s financial results for the fourth quarter and year-ended December 31, 2014 beginning at 2:00 p.m. Pacific Time (PT)/5:00 p.m. Eastern Time (ET). Analysts and investors can participate in the conference call by dialing (855) 780-7198 for domestic callers and +1 (631) 485-4870 for international callers, using the conference ID# 3560174.

The webcast can be accessed live on the Investor Relations page of Juno’s website, www.JunoTherapeutics.com, and will be available for replay for 30 days following the call.

About Juno

Juno Therapeutics, Inc. is building a fully integrated biopharmaceutical company focused on revolutionizing medicine by re-engaging the body’s immune system to treat cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Several product candidates have shown compelling evidence of tumor shrinkage in the clinical trials in refractory leukemia and lymphoma conducted to date. Juno’s long-term aim is to improve and leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Juno’s mission, business focus, business plans, and its aim to become a world class science and clinical organization; the ability of Juno’s product candidates to revolutionize the treatment of cancer and meaningfully improve the lives of patient with cancer; Juno’s ability to advance its product candidates; the timing of clinical development of Juno’s product candidates; Juno’s ability to hire personnel in select areas of expertise; the ability of the Bothell, Washington facility to support Juno’s clinical and commercial manufacturing activities; the ability of Juno’s contract manufacturing organization to manufacture Juno’s product candidates; Juno’s ability to deliver on its business strategy, to spend prudently, and to invest in the innovation and development of therapies that re-engage the immune system to fight cancer; and Juno’s expected cash burn for 2015. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno’s product development activities and clinical trials, and Juno’s ability to finance these activities and trials; Juno’s ability to obtain regulatory approval for and to commercialize its product candidates; Juno’s ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno’s competitors with respect to competing treatments and technologies; Juno’s dependence on third-party research institution collaborators and other contractors in Juno’s research and development activities, including for the conduct of clinical trials and the manufacture of Juno’s product candidates; Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Prospectus filed with the Securities and Exchange Commission on December 19, 2014 and Juno’s periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.

Juno Therapeutics, Inc.

Statements of Operations

(In thousands, except share and per share data)

				Period from
	Three months ended December 31,		Year ended	August 5, 2013 to
	2014	2013	December 31, 2014	December 31, 2013
	(unaudited)

Operating expenses:
Research and development	182,064	46,239	204,511	46,245
General and administrative	6,145	4,181	19,529	4,238
Litigation	3,731	1,195	8,718	1,195

Total operating expenses	191,940	51,615	232,758	51,678

Loss from operations	(191,940)	(51,615)	(232,758)	(51,678)
Interest income	69	—	69	—
Other income (expense)	—	(142)	(10,718)	(142)

Net loss	$(191,871)	$(51,757)	$(243,407)	$(51,820)

Net loss attributable to common stockholders:
Net loss	(191,871)	(51,757)	(243,407)	(51,820)
Deemed dividend upon issuance of convertible preferred stock, non-cash	—	—	(67,464)	—

Net loss attributable to common stockholders	$(191,871)	$(51,757)	$(310,871)	$(51,820)

Net loss attributable to common stockholders, basic and diluted	$(13.68)	$(9.98)	$(36.82)	$(14.16)

Weighted average common shares outstanding, basic and diluted	14,022,746	5,188,351	8,442,947	3,658,687

Juno Therapeutics, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,
	2014	2013
Assets:
Cash, cash equivalents and marketable securities	$474,051	$35,966
Other assets	15,112	4,128

Total assets	$489,163	$40,094

Liabilities, convertible preferred stock and stockholders’ equity (deficit):
Accounts payable, accrued liabilities and other long-term liabilities	$15,711	$11,193
Success payment liabilities	84,920	—
Convertible preferred stock	—	72,583
Stockholders’ equity (deficit)	388,532	(43,682)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$489,163	$40,094

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Juno uses certain non-GAAP financial measures to evaluate its business. Juno’s management believes that these non-GAAP financial measures are helpful in understanding Juno’s financial performance and potential future results. These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Juno’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Juno’s management plans to use these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Juno’s business and make operating decisions. In addition, Juno’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Juno’s results from period to period and allows for greater transparency with respect to key financial metrics Juno uses in making operating decisions. Juno endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. The following is a reconciliation of GAAP to non-GAAP financial measures:

Juno Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except share and per share data)

(unaudited)

	Three months ended December 31, 2014	Year ended December 31, 2014

Net loss attributable to common stockholders - GAAP	$(191,871)	$(310,871)
Adjustments:
Deemed dividends upon issuance of convertible preferred stock, non-cash	—	67,464
Convertible preferred stock option expense, non-cash	—	10,718
Success payment expense (1)	83,447	84,920
Upfront payments related to license agreements	84,087	84,087
Non-cash stock-based compensation expense (2)	1,632	2,502

Net loss attributable to common stockholders - Non-GAAP	$(22,705)	$(61,180)

Net loss per share attributable to common stockholders, basic and diluted - GAAP	$(13.68)	$(36.82)
Adjustments:
Deemed dividends upon issuance of convertible preferred stock, non-cash	—	7.99
Convertible preferred stock option expense, non-cash	—	1.27
Success payment expense (1)	5.95	10.06
Upfront payments related to license agreements	6.00	9.96
Non-cash stock-based compensation expense (2)	0.12	0.30

Net loss per share attributable to common stockholders, basic and diluted - Non-GAAP	$(1.61)	$(7.24)

Weighted average common shares outstanding, basic and diluted	14,022,746	8,442,947

Juno Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP Research and Development Expense

(In thousands)

(unaudited)

	Three months ended December 31, 2014	Year ended December 31, 2014

Research and development expense - GAAP	$182,064	$204,511
Adjustments:
Success payment expense (1)	(83,447)	(84,920)
Upfront payment related to license agreements	(84,087)	(84,087)
Non-cash stock-based compensation expense (2)	(1,632)	(1,632)

Research and development expense - Non-GAAP	$12,898	$33,872

Juno Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP General and Administrative Expense

(In thousands)

(unaudited)

	Three months ended December 31, 2014	Year ended December 31, 2014

General and administrative expense - GAAP	$6,145	$19,529
Adjustments:
Non-cash stock-based compensation expense (2)	—	(870)

General and administrative expense - Non-GAAP	$6,145	$18,659

(1)	The success payment expense represents the portion of the estimated success payment liability attributable to each potential valuation date and the associated elapsed service period. As of December 31, 2014, the estimated fair value of the success payments to FHCRC and MSK were approximately $139.1 million and $56.8 million, respectively. If a success payment threshold is met, Juno may pay FHCRC and MSK the applicable success payment in cash or publicly-traded equity at Juno’s discretion. The success payment liabilities are subject to re-measurement each reporting period and may fluctuate from quarter-to-quarter and year-to-year, sometimes significantly, resulting in either an expense or a gain depending on the trading price of Juno common stock, estimated term, expected volatility, risk-free interest rate, estimated number and timing of valuation measurement dates, and estimated indirect costs related to the collaboration projects conducted by FHCRC that are creditable against the success payments to FHCRC.
(2)	This relates to a restricted stock grant in 2013 to a former co-founding director who became a consultant upon his departure from Juno’s board of directors in 2014. Unlike other outstanding awards to Juno’s employees, scientific founders, and directors, the value of this restricted stock award is subject to re-measurement each reporting period as the award vests and may result in the associated expense fluctuating from quarter-to-quarter and year-to-year, sometimes significantly, based on changes in the trading price of Juno common stock through the end of the vesting period. Of the $2.5 million of expense recorded in the year ended December 31, 2014 related to this award, $1.6 million was classified as research and development expense and $0.9 million was classified as general and administrative expense.

Investor Relations Contact:

David Walsey, W2O Group

dwalsey@w2ogroup.com, 858-617-0772

Media Contact:

Andreas Marathovouniotis, W2O Group

amarathis@w2ogroup.com, 212-301-7174